PERFORMANCE UNIT AWARD AGREEMENT
LONG-TERM VESTING FORM
(Under the Connecticut Water Service, Inc.
2014 Performance Stock Program)

THIS AGREEMENT, made and entered into as of the XXth day of January, 20XX (the “Grant Date”) by and between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation, (the “Company”), and First Name Last Name (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has determined that the Participant is an Eligible Person under the Company’s 2014 Performance Stock Program (the “Plan”); and

WHEREAS, the Company’s Compensation Committee of the Board of Directors (the “Committee”) wishes to grant to the Participant an award of Performance Share Units and/or Performance Cash Units, as hereinafter described (the “Award”);

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

2.Grant of Award.

(a)Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant an Award which shall entitle the Participant to the opportunity to earn Performance Cash Units and/or Performance Share Units upon the achievement of the Performance Goals established by the Committee, as set forth in Exhibit A to this Agreement which is incorporated herein by reference. None of the Performance Cash Units and /or Performance Share Units granted under this Agreement may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with Section 3 of this Agreement. The Award shall be subject to forfeiture as described in Section 4 of this Agreement.

(b)In order for the Participant to be eligible to receive the Performance Cash Units and/or Performance Share Units which the Participant may otherwise earn pursuant to the Award, the Participant must execute and deliver a copy of this Agreement and a copy of Exhibit A to the Company within ten (10) business days of the date on which the Participant has received this Agreement. In the event that this Agreement is executed by the Company and the Participant prior to the completion and execution of Exhibit A, the Company and the Participant shall complete Exhibit A within a reasonable time. The Participant shall not be entitled to any Award under this Agreement except in accordance with the achievement of the Performance Goals based on the Performance Criteria set forth on Exhibit A to this Agreement.

(c)At the completion of the applicable Award Period described in Exhibit A (or as promptly as practicable thereafter), the Committee shall determine the extent to which such Performance Goals have been achieved, expressed as a percentage (the “Percentage Attainment”). The Percentage Attainment shall be used to calculate the Performance Share Units or Performance Cash Units earned with respect to Participant’s Award hereunder. The Award shall become earned or forfeited, in whole or in part, as the case may be, as of the date of such determination.

(d)Notwithstanding the acceptance of Exhibit A by the Company and the Participant, as evidenced by their execution and attachment hereto of a copy thereof, the Performance Goals applicable to the Award may be adjusted as the Committee deems necessary or appropriate in the manner permitted by and subject to the Plan.

3.Payment; Vesting.

(a)The Election Form attached hereto as Exhibit B (the “Election Form”) specifies the minimum and maximum ratios of Performance Share Units and Performance Cash Units which may be elected by the Participant. By executing the Election Form, the Participant acknowledges that such portions of the Award as the Participant elects will be paid in Performance Share Units and Performance Cash Units, as applicable. Awards will be earned and paid to the Participant in accordance with the terms of the Plan and the Election Form.

(b)Thirty-three percent (33%) of the earned portion of the Award shall be, in the case of Performance Cash Units, paid to the Participant on the date of the Board of Directors’ meeting held in March immediately following the end of the Award Period (the “First Vesting Date”) (but in no event later than the April 1st immediately following the end of the Award Period), or in the case of Performance Share Units, credited to the Participant’s Performance Share Account on the First Vesting Date (but in no event later than the April 1st immediately following the end of the Award Period). The remaining portion of the Award shall be paid to the Participant in cash or credited to the Participant’s Performance Share Account, as the case may be, as follows: thirty-three percent (33%) of the Award on each of the second and third anniversaries of the First Vesting Date. In all cases, payment or crediting of all or a portion of the Award is conditioned on the Participant remaining employed by the Company or a Subsidiary on each such anniversary date. Payment from the Participant’s Performance Share Account shall thereafter be made in accordance with the terms of the Plan and the Election Form.

(c)Notwithstanding the foregoing provisions of Section 3(b) hereof, the Award shall vest in full upon the Participant’s death or Disability while employed by the Company or a Subsidiary. The Award shall also vest in full upon the Participant’s retirement from the Company, provided that the Committee approves such retirement. Any Award payments made pursuant to this Section 3 shall be made in accordance with the terms of the Plan.

4.Forfeiture. If the Participant terminates employment with the Company or a Subsidiary at any time prior to the date(s) upon which some or all of the Award vests in full as set forth in Section 3 hereof, other than because of the Participant’s death, Disability or retirement approved by the Committee, the Participant shall forfeit that portion of the Award that then remains unvested under this Agreement. If all or any portion of the Award made hereunder should be forfeited, the Participant hereby authorizes the Company to take all actions necessary to deduct the forfeited Performance Share Units or Performance Cash Units from the Award and acknowledges that the Participant shall have no claim for such Performance Share Units or Performance Cash Units or for compensation in any form whatsoever, as a result of such forfeiture.

5.No Employment or Other Contractual Rights. No provision of this Agreement shall: (a) confer or be deemed to confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or shall in any way affect the right of the Company or any Subsidiary to dismiss or otherwise terminate the Participant’s employment at any time for any reason with or without cause, (b) be construed to impose upon the Company or any Subsidiary any liability for any forfeiture of the Award which may result under this Agreement if the Participant’s employment is so terminated, or (c) affect the Company’s right to terminate or modify any contractual relationship with the Participant if the Participant is not an employee of the Company or a Subsidiary.

6.Changes in Capitalization. This Agreement and the issuance of the Award hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

7.No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board or the officers, agents or employees of the Company in their conduct of the business and affairs of the Company, may cause the Company to act, or to omit to act, in a manner that may, directly or indirectly, affect the amount of or the ability of the Participant to earn the Award under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, the Board or any officer, agent or employee of the Company for any effect on the Participant’s entitlement under the Award that may result, directly or indirectly, from any such action or omission.

8.Governing Law; Interpretation. The terms of this Agreement shall be governed by Connecticut law, without regard to its choice of law provisions. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.

9.Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

10.Miscellaneous. This Agreement, including Exhibit A and Exhibit B hereto and any copies thereof executed by the parties (a) contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto; and (b) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives. In the event of the Participant’s death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Participant            CONNECTICUT WATER SERVICE, INC.

_____________________________    By: ________________________________
First Name Last Name    Name: First Name Last Name
Title:

115858807v5